Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports Strong Fourth Quarter and Full Year 2015 Results Highlighted by 2.6% Same Store NOI Growth

Sold 9th Non-Core Mall with 7 additional properties under contract
7.9% renewal spreads
10% Portfolio sales growth to $435 psf
Executed 4 anchor store leases

Philadelphia, PA, February 23, 2016 - PREIT (NYSE: PEI) today reported results for the quarter and year ended December 31, 2015.

•	Same Store NOI excluding lease terminations improved by 2.6% for the year ended December 31, 2015 as compared to the prior year; Same Store NOI also improved by 2.6% over the same periods.

•	FFO as adjusted per share was $1.89 and FFO per share was $1.79 for the year ended December 31, 2015.

•	Comparable store sales across the portfolio continued to climb to $435 per square foot with all properties reporting increases.

•	Same Store NOI excluding lease terminations improved by 3.2% for the quarter ended December 31, 2015 as compared to the prior year period; Same Store NOI improved by 1.5% over the same periods.

•	Non-anchor cash renewals spreads were 7.9% for the quarter and ended the year at 6.0%.

•
Key anchor leases executed for Legoland Discovery Center at Plymouth Meeting Mall, Dick’s Sporting Goods at Cumberland Mall, Round 1 at Exton Square and a new Dick’s Sporting Goods and Field & Stream side-by-side store at one of the Company’s key Core Growth properties.

•	Leverage ratio under our 2013 Revolving Facility (Total Liabilities to Gross Asset Value) decreased to 49.3%.

•
In addition to the three assets sold in 2015, subsequent to the end of the quarter, the Company sold Palmer Park Mall for $18.0 million marking the 9th mall sold as part of PREIT’s overall portfolio improvement strategy. Agreements of sale have been executed with accompanying non-refundable deposits for the sale of Lycoming Mall, two street retail properties located in downtown Philadelphia and undeveloped land in Gainesville, FL.

“At our recent investor day, we outlined our strategic vision to become a $500 per square foot company that generates a majority of our NOI from top 10 MSAs, growing at over 3% annually with leverage in the mid-40s,” said Joseph F. Coradino, Chief Executive Officer. “Our strong 2015 and outlook for 2016 demonstrate our ability to achieve this vision. Despite tenant bankruptcy-related headwinds, Same Store NOI grew by 2.6% at the high end

PREIT / 2

of our guidance. This was accompanied by 10% sales growth to $435 per square foot, 6.0% renewal spreads and four non-core assets sold since the beginning of 2015, a testament to our laser focus on execution and a positive indicator of things to come.”

The following tables set forth information regarding Funds From Operations (“FFO”) and FFO, as adjusted for the quarter and year ended December 31, 2015:

	Quarter Ended December 31,			Year Ended December 31,
(In millions)	2015	2014		2015	2014
FFO	$44.9	$42.0		$136.2	$129.4
Mortgage prepayment penalty and accelerated amortization of deferred financing costs	—	—		1.1	—
Acquisition costs	—	0.9	4	3.5	3.4
Provision for employee separation expense	2.0	—		2.1	5.0
Loss on hedge ineffectiveness	—	0.4		0.5	1.8
FFO, as adjusted	$46.8	$43.3		$143.4	$139.6

	Quarter Ended December 31,			Year Ended December 31,
Per Diluted Share and OP Unit	2015	2014		2015	2014
FFO attributable to common shareholders and OP unit holders	$0.58	$0.59		$1.79	$1.82

FFO attributable to common shareholders and OP unit holders, as adjusted	$0.60	$0.61		$1.89	$1.96

The following tables set forth information regarding net loss and net loss per diluted share for the quarter and year ended December 31, 2015:

	Quarter Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2015	2014	2015	2014
Net (loss) income attributable to PREIT common shareholders	$(43.9)	$14.5	$(132.5)	$(29.7)
Net (loss) income per diluted share	$(0.64)	$0.21	$(1.93)	$(0.44)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended December 31, 2015:

•	Same store NOI increased by $1.1 million to $74.8 million. Non Same Store NOI increased $3.6 million.

•	FFO, as adjusted, for the quarter was $0.58 per share. Dilution from assets sold in 2014 and 2015 (excluding The Gallery) was approximately $0.02 per share.

PREIT / 3

•	Impairment of assets of $54.0 million was recognized in the quarter ended December 31, 2015 related to assets sold or under contract.

•	Gain on sales of interests in real estate was $0.2 million, compared to a gain of $14.9 million on sales in the quarter ended December 31, 2014.

•	Net loss attributable to PREIT common shareholders was $43.9 million, or $0.64 per share compared to net income of $14.5 million, or $0.21 per share for the quarter ended December 31, 2014.
Primary Factors Affecting Financial Results for the Year Ended December 31, 2015:

•
Same Store NOI increased $6.6 million or 2.6% (Same Store NOI excluding lease terminations increased $6.5 million or 2.6%). Operating results for the year ended December 31, 2015 were driven by increases in rent and improvements in CAM and utility margins partially offset by tenant bankruptcies.

•
Non Same Store NOI decreased $1.7 million primarily due to properties sold in 2014 and 2015, and the July 2014 sale of a 50% partnership interest in The Gallery. Non Same Store NOI was further impacted by de-tenanting of The Gallery in advance of the pending redevelopment of the property, and losses incurred from bankrupt tenants, partially offset by the inclusion of results from Springfield Town Center, effective March 31, 2015.

•	Activist shareholder defense costs were $2.0 million for the year ended December 31, 2015.

•
FFO, as adjusted, for the year ended December 31, 2015 was $1.89 per share, compared to $1.96 in the prior year. Dilution from assets sold in 2015 and 2014 (excluding The Gallery) was approximately $0.09 per share.

•
Impairment of assets of $140.3 million was recognized for the year ended December 31, 2015 related to assets sold or under contract as compared to $19.7 million recognized in the year ended December 31, 2014.

•	Net loss attributable to PREIT common shareholders was $132.5 million, or $1.93 per share, compared to $29.7 million, or $0.44 per share, for the year ended December 31, 2014.
All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses. All per share amounts for the quarter and year ended December 31, 2015 include the weighted average effect of the 6.25 million OP Units issued in connection with the acquisition of Springfield Town Center.

Asset Dispositions
The sale of Voorhees Town Center was completed on October 27, 2015 for $13.4 million, net of credits issued to the buyer.

The company has secured a non-refundable deposit on a 3 mall package including Gadsden, Wiregrass Commons and New River Valley Malls. This transaction is expected to close in the first half of the year.

After the close of the quarter, the Company:

•	Sold Palmer Park Mall on February 23, 2016 for $18.0 million;

•	Entered into agreement to sell two street retail properties in Philadelphia, PA, for which it has secured a non-refundable deposit. This transaction is expected to close in the first half of 2016; and

•	Entered into an Agreement to sell Lycoming Mall in Pennsdale, PA, for which it has secured a non-refundable deposit. This transaction is also expected to close in the first half of 2016.

Retail Operations

PREIT / 4

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Year Ended:
	December 31, 2015	December 31, 2014
Portfolio Sales per square foot (1)	$435	$393
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months. December 31, 2015 sales exclude Palmer Park Mall
	Occupancy as of:
	December 31, 2015	December 31, 2014
Same Store Malls:
Total including anchors	95.4%	97.2%
Total excluding anchors	93.7%	95.3%
Portfolio Total Occupancy:
Total including anchors	95.0%	96.9%
Total excluding anchors	93.3%	95.0%

A reconciliation of portfolio sales per square foot can be found below:

December 31, 2014	$393
Organic sales growth	18
Bankrupt tenant closings	12
Asset sales	9
Springfield Town Center	3
December 31, 2015 Sales (excluding Palmer Park Mall)	$435

2016 Outlook
The Company estimates FFO for the year ended December 31, 2016 will be between $1.83 and $1.91 per diluted share.

Our 2016 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our guidance incorporates the following assumptions, among others:

•	2016 Same Store NOI growth in the range of 2.8% to 3.2%;

•	Increase of 80-100 bps in non-anchor occupancy at our Same Store malls;

•
NOI contribution of approximately $20-$21 million from (a) the five malls currently being marketed for sale, (b) the two street properties and (c) three power centers, assuming a mid-year closing on the malls and street retail properties;

•	NOI contribution of approximately $20-$22 million from properties new to the portfolio in 2015, including Springfield Town Center and our 25% interest in Gloucester Premium Outlets;

•	NOI contribution of approximately $4 million from our share of Fashion Outlets of Philadelphia

•	Full year impact of the increase in the weighted average share count to give effect to the issuance of 6,250,000 OP units in connection with the acquisition of Springfield Town Center in March 2015;

PREIT / 5

•	Capital expenditures in the range of $165 to $185 million, including recurring capital expenditures and normal tenant allowances; and

•	Our guidance does not assume any capital market transactions, other than mortgage loan refinancings in the ordinary course of business.

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.83	$1.91
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(1.80)	(1.85)
Net income attributable to PREIT common shareholders	$ 0.03	$ 0.06

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
February 24, 2016, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through March 9, 2016 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10065876. The online archive of the webcast will also be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

PREIT (NYSE:PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pennsylvania, the company owns and operates approximately 27 million square feet of retail space in the eastern half of the United States with concentration in the Mid-Atlantic region’s top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on balance sheet strength, high-quality merchandising and disciplined capital expenditures. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute

PREIT / 6

FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and year ended December 31, 2015 and 2014, respectively, to show the effect of acquisition costs, provision for employee separation expense, mortgage prepayment penalty and accelerated amortization of financing costs and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income

PREIT / 7

(determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal  securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and the stated value of our preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our principal credit agreements; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; risks relating to development and redevelopment activities; current economic conditions and the state of employment and income growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants;

PREIT / 8

concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$71,888	$69,000	$271,957	$278,896
Expense reimbursements	31,665	30,638	125,505	126,925
Percentage rent	4,012	3,669	5,724	5,124
Lease termination revenue	116	1,352	2,014	2,250
Other real estate revenue	8,030	5,395	14,997	13,401
Real estate revenue	115,711	110,054	420,197	426,596
Other income	913	1,301	5,214	6,107
Total revenue	116,624	111,355	425,411	432,703
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate tax	(33,840)	(32,939)	(133,912)	(140,662)
Utilities	(4,255)	(4,422)	(19,674)	(23,993)
Other	(4,043)	(4,059)	(16,461)	(15,772)
Total property operating expenses	(42,138)	(41,420)	(170,047)	(180,427)
Depreciation and amortization	(36,709)	(36,694)	(142,647)	(144,304)
General and administrative expenses	(9,212)	(9,294)	(34,836)	(35,518)
Provision for employee separation expenses	(1,951)	—	(2,087)	(4,961)
Acquisition costs and other expenses	(413)	(1,607)	(6,108)	(4,937)
Total operating expenses	(90,423)	(89,015)	(355,725)	(370,147)
Interest expense, net	(20,157)	(20,373)	(81,096)	(82,165)
Impairment of assets	(53,998)	—	(140,318)	(19,695)
Total expenses	(164,578)	(109,388)	(577,139)	(472,007)
(Loss) income before equity in income of partnerships, gains on sales of interests in real estate and non-operating real estate	(47,954)	1,967	(151,728)	(39,304)
Equity in income of partnerships	3,041	2,176	9,540	10,569
Gains (adjustment to gains) on sales of interests in real estate, net	(24)	13,113	12,362	12,699
Gains on sales of non-operating real estate	216	1,774	259	1,774
Net (loss) income	(44,721)	19,030	(129,567)	(14,262)
Less: net (loss) income attributed to noncontrolling interest	4,811	(572)	12,884	432
Net (loss) income attributable to PREIT	(39,910)	18,458	(116,683)	(13,830)
Less: dividends on preferred shares	(3,962)	(3,962)	(15,848)	(15,848)
Net (loss) income attributable to PREIT common shareholders	$(43,872)	$14,496	$(132,531)	$(29,678)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS - EARNINGS PER SHARE	Quarter Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
(In thousands, except per share amounts)
Net (loss) income per share - PREIT - basic	$(0.64)	$0.21	$(1.93)	$(0.44)
Net (loss) income per share - PREIT - diluted (1)	$(0.64)	$0.21	$(1.93)	$(0.44)
Weighted average number of shares outstanding for diluted EPS	68,831	69,151	68,740	68,217

 (1)For the three months period ended December 31, 2015 and twelve month periods ended December 31, 2015 and 2014, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
(In thousands)
Net (loss) income	$(44,721)	$19,030	$(129,567)	$(14,262)
Unrealized gain (loss) on derivatives	4,353	(1,295)	690	(2,270)
Amortization of losses of settled swaps, net	125	704	1,337	2,924
Total comprehensive (loss) income	(40,243)	18,439	(127,540)	(13,608)
Less: Comprehensive loss (income) attributable to noncontrolling interest	4,329	(554)	12,666	413
Comprehensive (loss) income attributable to PREIT	$(35,914)	$17,885	$(114,874)	$(13,195)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT's Share unconsolidated partnerships	Total (non GAAP Measure)	Consolidated	PREIT's Share unconsolidated partnerships	Total (non GAAP Measure)
(In thousands, except per share amounts)
Real estate revenue(1)	$115,711	$13,718	$129,429	$110,054	$14,145	$124,199
Property operating expenses	(42,138)	(4,890)	(47,028)	(41,420)	(5,119)	(46,539)
NET OPERATING INCOME	73,573	8,828	82,401	68,634	9,026	77,660
General and administrative expenses	(9,212)	—	(9,212)	(9,294)	—	(9,294)
Provision for employee separation expense	(1,951)	—	(1,951)	—	—	—
Other income	913	—	913	1,301	—	1,301
Acquisition costs and other expenses	(413)	—	(413)	(1,607)	(377)	(1,984)
Interest expense, net	(20,157)	(2,588)	(22,745)	(20,373)	(2,691)	(23,064)
Depreciation on non real estate assets	(368)	—	(368)	(447)	—	(447)
Gain on sales of non-operating real estate	216	—	216	1,774	—	1,774
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	38,639	6,240	44,879	36,026	5,958	41,984
Depreciation on real estate assets	(36,341)	(3,199)	(39,540)	(36,247)	(3,782)	(40,029)
Equity in income of partnerships	3,041	(3,041)	—	2,176	(2,176)	—
Impairment of assets	(53,998)	—	(53,998)	—	—	—
(Adjustment to gains), gains on sales of interests in real estate	(24)	—	(24)	13,113	—	13,113
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net (loss) income	$(44,721)	$—	$(44,721)	$19,030	$—	$19,030
(1)Total includes the non-cash effect of straight-line rent of $727 and $375 for the quarters ended December 31, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,831			68,353
Weighted average effect of full conversion of OP Units			8,341			2,124
Effect of common share equivalents			449			798
Total weighted average shares outstanding, including OP Units			77,621			71,275
FUNDS FROM OPERATIONS			$44,879			$41,984
Acquisition Costs			—			926
Provision for employee separation expenses			1,951			—
Accelerated amortization of deferred financing costs			—			—
Loss on hedge ineffectiveness			—			406
FUNDS FROM OPERATIONS AS ADJUSTED			$46,830			$43,316
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.58			$0.59
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.60			$0.61

SAME STORE RECONCILIATION	Quarter Ended December 31,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$115,311	$114,901	$14,118	$9,298	$129,429	$124,199
Property operating expenses	(40,551)	(41,259)	(6,477)	(5,280)	(47,028)	(46,539)
NET OPERATING INCOME (NOI)	$74,760	$73,642	$7,641	$4,018	$82,401	$77,660
Less: Lease termination revenue	124	1,346	3	31	127	1,377
NOI - EXCLUDING LEASE TERMINATION REVENUE	$74,636	$72,296	$7,638	$3,987	$82,274	$76,283

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Twelve Months Ended December 31, 2015			Twelve Months Ended December 31, 2014
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Total (non GAAP Measure)	Consolidated	PREIT's Share unconsolidated partnerships	Total (non GAAP Measure)
(In thousands, except per share amounts)
Real estate revenue(1)	$420,197	$51,011	$471,208	$426,596	$47,504	$474,100
Property operating expenses	(170,047)	(18,493)	(188,540)	(180,427)	(15,815)	(196,242)
NET OPERATING INCOME	250,150	32,518	282,668	246,169	31,689	277,858
General and administrative expenses	(34,836)	—	(34,836)	(35,518)	—	(35,518)
Provision for employee separation expenses	(2,087)	—	(2,087)	(4,961)	—	(4,961)
Other income	5,214	—	5,214	6,107	—	6,107
Acquisition costs and other expenses	(6,108)	(62)	(6,170)	(4,937)	(397)	(5,334)
Interest expense, net	(81,096)	(10,353)	(91,449)	(82,165)	(10,873)	(93,038)
Depreciation on non real estate assets	(1,505)	—	(1,505)	(1,621)	—	(1,621)
Gain on sales of non-operating real estate	259	—	259	1,774	—	1,774
Preferred share dividends	(15,848)	—	(15,848)	(15,848)	—	(15,848)
FUNDS FROM OPERATIONS	114,143	22,103	136,246	109,000	20,419	129,419
Depreciation on real estate assets	(141,142)	(12,563)	(153,705)	(142,683)	(9,850)	(152,533)
Impairment of assets	(140,318)	—	(140,318)	(19,695)	—	(19,695)
Equity in income of partnerships	9,540	(9,540)	—	10,569	(10,569)	—
Net gains on sales of interests in real estate	12,362	—	12,362	12,699	—	12,699
Preferred share dividends	15,848	—	15,848	15,848	—	15,848
Net (loss) income	$(129,567)	$—	$(129,567)	$(14,262)	$—	$(14,262)
(1) Total includes the non-cash effect of straight-line rent of $2,491 and $1,582 for the twelve months ended December 31, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,740			68,217
Weighted average effect of full conversion of OP Units			6,830			2,128
Effect of common share equivalents			485			696
Total weighted average shares outstanding, including OP Units			76,055			71,041
FUNDS FROM OPERATIONS			$136,246			$129,419
Acquisition costs			3,470			3,441
Provision for employee separation expenses			2,087			4,961
Accelerated amortization of deferred financing costs			1,071			—
Loss on hedge ineffectiveness			512			1,761
FUNDS FROM OPERATIONS AS ADJUSTED			$143,386			$139,582
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$1.79			$1.82
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$1.89			$1.96

SAME STORE RECONCILIATION	Twelve Months Ended December 31,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$422,190	$417,282	$49,018	$56,818	$471,208	$474,100
Property operating expenses	(162,380)	(164,030)	(26,160)	(32,212)	(188,540)	(196,242)
NET OPERATING INCOME (NOI)	$259,810	$253,252	$22,858	$24,606	$282,668	$277,858
Less: Lease termination revenue	1,929	1,863	158	424	2,087	2,287
NOI - EXCLUDING LEASE TERMINATION REVENUE	$257,881	$251,389	$22,700	$24,182	$280,581	$275,571

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	December 31, 2015	December 31, 2014

(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,297,520	$3,216,231
Construction in progress	64,019	60,452
Land held for development	6,350	8,721
Total investments in real estate	3,367,889	3,285,404
Accumulated depreciation	(1,015,647)	(1,061,051)
Net investments in real estate	2,352,242	2,224,353
INVESTMENTS IN PARTNERSHIPS, at equity:	161,029	140,882
OTHER ASSETS:
Cash and cash equivalents	22,855	40,433
Tenant and other receivables (net of allowance for doubtful accounts of $6,417 and $11,929 at December 31, 2015 and December 31, 2014, respectively)	40,324	40,566
Intangible assets (net of accumulated amortization of $13,441 and $11,873 at December 31, 2015 and December 31, 2014, respectively)	22,248	6,452
Deferred costs and other assets, net	81,574	87,017
Assets held for sale	126,244	—
Total assets	2,806,516	2,539,703
LIABILITIES:
Mortgage loans	$1,325,495	$1,407,947
Term loans	400,000	130,000
Revolving facility	65,000	—
Tenants' deposits and deferred rent	14,631	15,541
Distributions in excess of partnership investments	65,547	65,956
Fair value of derivative instruments	2,756	2,490
Liabilities on assets held for sale	69,918	—
Accrued expenses and other liabilities	78,539	73,032
Total liabilities	2,021,886	1,694,966
EQUITY:	784,630	844,737
Total liabilities and equity	$2,806,516	$2,539,703
# # #